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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 1, 2004


                       Allegheny Technologies Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-12001                 25-1792394
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


             1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479
        ------------------------------------------------------ ----------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (412) 394-2800



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Item 2. Acquisition or Disposition of Assets

         On June 1, 2004, a subsidiary of Allegheny Technologies Incorporated ("ATI") acquired substantially all of the assets of J&L Specialty Steel, LLC ("J&L"), a producer of stainless steel. The consideration for the acquisition consisted of a payment of $7,500,000 at closing, the issuance to J&L of a promissory note in the principal amount of $7,500,000 that matures on June 1, 2005, the issuance to J&L of a promissory note in the principal amount of $52,209,367, which is subject to adjustment on the terms set forth in the asset purchase agreement and has a final maturity of July 1, 2011, and the assumption of certain current liabilities. The amount of the consideration was determined through negotiation. The source of funds used to effect the acquisition was ATI working capital. The property, plant and equipment acquired were used by J&L to produce stainless steel, and ATI intends to continue such use.

Item 7. Financial Statements and Exhibits

         (a)      Financial statements of business acquired.

                  Financial statements required by this Item will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.

         (b)      Pro forma financial information.

                  Pro forma financial information required by this Item will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ALLEGHENY TECHNOLOGIES INCORPORATED



                                  By:       /s/ Jon D. Walton
                                      ------------------------------
                                      Jon D. Walton
                                      Executive Vice President-Human Resources,
                                      Chief Legal and Compliance Officer,
                                      General Counsel and Corporate Secretary


Dated:   June 15, 2004



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